Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.1 to Registration Statement on Form F-1 (No. 333-137459) ("Amendment No. 1") of our report dated April 28, 2006 except for Note 19b which is as of September 18, 2006, relating to the consolidated financial statements of Danaos Corporation, which appear in such Amendment No. 1. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers S.A.
Athens, Greece
October 2, 2006